Exhibit 99.1

Selective Reports Second Quarter 2022 Results, Including Net Income of $0.61 per Diluted Common Share and Non-GAAP Operating Income1 of $1.17 per Diluted Common Share

Second Quarter Return on Common Equity ("ROE") of 6.0% and Non-GAAP Operating ROE1 of 11.4%

In the second quarter of 2022, we reported:

•Net premiums written ("NPW") increased 12% compared to the second quarter of 2021;
•GAAP combined ratio of 95.5%;
•Commercial Lines renewal pure price increases averaged 5.3%, compared to 4.8% in the first quarter of 2022;
•After-tax net investment income of $57 million, down 16% compared to the second quarter of 2021;
•Book value per common share of $39.68, down 7% in the second quarter; and
•Adjusted book value per common share¹ of $44.18, up 1% in the second quarter.

Branchville, NJ - August 3, 2022 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the second quarter ended June 30, 2022, with net income per diluted common share of $0.61 and non-GAAP operating income1 per diluted common share of $1.17. The second quarter combined ratio was a profitable 95.5%, with 5.5 points of catastrophe losses, mainly tied to severe Midwest weather impacting the Company's Standard Personal Lines segment. The non-GAAP operating ROE was 11.4%, and NPW increased 12% from a year ago. NPW increased 12% in our Standard Commercial Lines segment and 13% in our E&S segment, both driven by renewal pure price increases, solid retention, and exposure growth. Our Standard Personal Lines segment generated NPW growth of 5%. For the quarter, the Investments segment contributed 9.1 points of annualized ROE.

"Our underwriting discipline continues to be the main driver for Selective's consistent, profitable growth. Despite challenging markets and higher than expected catastrophe losses from several smaller events, we delivered solid underwriting results and investment performance," said John Marchioni, President and CEO.

"Our strong distribution relationships and sophisticated underwriting tools drive our ability to consistently balance profitability and growth. Our decade-long focus on obtaining appropriate risk-adjusted pricing has enabled us to execute successfully despite greater loss trend uncertainty. Our balance sheet remains extremely strong, and we continue to enhance our market position with our customers and distribution partners," continued Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ and shares in millions, except per share data	2022		2021			2022		2021
Net premiums written	$930.7		833.2	12%		$1,820.5		1,631.4	12%
Net premiums earned	834.4		740.5	13		1,646.7		1,465.5	12
Net investment income earned	70.2		83.7	(16)		142.8		153.4	(7)
Net realized and unrealized gains (losses), pre-tax	(42.9)		10.1	(526)		(83.2)		15.2	(648)
Total revenues	864.8		840.5	3		1,710.9		1,644.4	4
Net underwriting income, after-tax	29.8		60.0	(50)		73.9		121.3	(39)
Net investment income, after-tax	56.7		67.4	(16)		115.2		123.8	(7)
Net income available to common stockholders	37.2		119.6	(69)		91.3		226.4	(60)
Non-GAAP operating income[1]	71.1		111.6	(36)		157.0		214.4	(27)
Combined ratio	95.5%		89.8	5.7	pts	94.3%		89.5	4.8	pts
Loss and loss expense ratio	62.9		56.9	6.0		61.8		56.9	4.9
Underwriting expense ratio	32.5		32.7	(0.2)		32.3		32.4	(0.1)
Dividends to policyholders ratio	0.1		0.2	(0.1)		0.2		0.2	—
Net catastrophe losses	5.5	pts	3.1	2.4		4.0	pts	3.6	0.4
Non-catastrophe property losses and loss expenses	16.6		14.5	2.1		17.5		15.2	2.3
(Favorable) prior year reserve development on casualty lines	(1.4)		(2.3)	0.9		(1.9)		(3.5)	1.6
Net income available to common stockholders per diluted common share	$0.61		1.98	(69)%		$1.50		3.74	(60)%
Non-GAAP operating income per diluted common share[1]	1.17		1.85	(37)		2.58		3.54	(27)
Weighted average diluted common shares	60.8		60.5	1		60.8		60.5	1
Book value per common share	$39.68		44.78	(11)		39.68		44.78	(11)
Adjusted book value per common share¹	44.18		40.56	9		44.18		40.56	9

Overall Insurance Operations

For the second quarter, overall NPW increased 12% from a year ago, reflecting average renewal pure price increases of 5.0%, solid retention, and exposure growth. Our combined ratio was 95.5% in the quarter, up from 89.8% a year ago, with the increase driven by higher catastrophe losses and lower favorable casualty reserve development. In addition, our underlying combined ratio, which excludes catastrophe losses and casualty reserve development, was 91.4% this quarter, compared to 89.0% a year ago. The 2.4-point increase in our underlying combined ratio was principally driven by a 2.1-point increase in non-catastrophe property losses. For the second quarter of 2022, non-catastrophe property losses were 0.9 points above expectations, due to higher severity, driven by inflationary pressures on new and used car prices, auto repair costs, and building materials and labor costs. In the second quarter of 2021, non-catastrophe property losses were 0.7 points below expectations, driven by lower frequencies. Our Insurance Operations generated 4.8 points of annualized ROE in the quarter.

Standard Commercial Lines Segment

For the second quarter, Standard Commercial Lines premiums (representing 82% of total NPW) increased 12% compared to a year ago. The premium growth reflected average renewal pure price increases of 5.3% and higher retention of 86%. The second quarter combined ratio was 93.1%. The following table shows the variances driving the increase relative to the 88.7% combined ratio a year ago:

Standard Commercial Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2022		2021			2022		2021
Net premiums written	$760.3		677.1	12%		$1,497.9		1,342.7	12%
Net premiums earned	680.2		599.8	13		1,341.7		1,188.9	13
Combined ratio	93.1%		88.7	4.4	pts	93.4%		88.4	5.0	pts
Loss and loss expense ratio	59.7		55.0	4.7		60.1		55.0	5.1
Underwriting expense ratio	33.2		33.5	(0.3)		33.1		33.2	(0.1)
Dividends to policyholders ratio	0.2		0.2	—		0.2		0.2	—
Net catastrophe losses	3.3	pts	1.9	1.4		2.8	pts	2.3	0.5
Non-catastrophe property losses and loss expenses	14.6		12.4	2.2		16.0		13.3	2.7
(Favorable) prior-year reserve development on casualty lines	(1.8)		(2.5)	0.7		(2.4)		(3.8)	1.4

Standard Personal Lines Segment

For the second quarter, Standard Personal Lines premiums (representing 9% of total NPW) increased 5% compared to a year ago. Renewal pure price increases averaged 0.6%, retention was 85%, and new business was up 23% compared to last year. The second quarter combined ratio was 116.9%. The following table shows the variances driving the increase relative to the 92.3% combined ratio a year ago:

Standard Personal Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2022		2021			2022		2021
Net premiums written	$82.6		78.6	5%		$147.6		143.6	3%
Net premiums earned	73.3		73.3	—		146.0		147.1	(1)
Combined ratio	116.9%		92.3	24.6	pts	104.0%		90.9	13.1	pts
Loss and loss expense ratio	90.8		65.5	25.3		78.9		64.6	14.3
Underwriting expense ratio	26.1		26.8	(0.7)		25.1		26.3	(1.2)
Net catastrophe losses	28.7	pts	6.8	21.9		17.4	pts	7.2	10.2
Non-catastrophe property losses and loss expenses	36.7		34.0	2.7		36.0		32.6	3.4
(Favorable) prior-year reserve development on casualty lines	—		—	—		—		—	—

Excess and Surplus Lines Segment

For the second quarter, Excess and Surplus Lines premiums (representing 9% of total NPW) increased 13% compared to the prior-year period, driven by average renewal pure price increases of 6.9% and new business growth of 17%. The second quarter combined ratio was 95.8%. The following table shows the variances driving the improvement relative to the 96.6% combined ratio a year ago:

Excess and Surplus Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2022		2021			2022		2021
Net premiums written	$87.9		77.5	13%		$175.0		145.1	21%
Net premiums earned	80.9		67.5	20		159.0		129.5	23
Combined ratio	95.8%		96.6	(0.8)	pts	93.5%		97.8	(4.3)	pts
Loss and loss expense ratio	63.5		65.0	(1.5)		61.3		65.8	(4.5)
Underwriting expense ratio	32.3		31.6	0.7		32.2		32.0	0.2
Net catastrophe losses	2.8	pts	9.5	(6.7)		2.2	pts	11.3	(9.1)
Non-catastrophe property losses and loss expenses	15.4		11.5	3.9		13.6		12.9	0.7
(Favorable) prior year reserve development on casualty lines	—		(3.0)	3.0		—		(5.4)	5.4

Investments Segment

For the second quarter, after-tax net investment income of $57 million was down $11 million or 16%, compared to last year. After-tax alternative investment income drove the decrease, dropping $16 million, to $7 million, from $24 million in the second quarter of 2021, partially offset by higher income from our fixed income securities portfolio from higher book yields. For the quarter, the overall portfolio's after-tax earned income yield averaged 3.0%, and the fixed income securities portfolio's after-tax earned income yield averaged 3.1%. The investment portfolio's total return was (3.0)%, driven by a sharp increase in interest rates and wider credit spreads during the quarter. These resulted in $207 million of after-tax net unrealized losses on our fixed income securities recorded in accumulated other comprehensive income, and $34 million of after-tax net realized and unrealized losses recorded in net income. Invested assets per dollar of common stockholders' equity was $3.17 at June 30, 2022, and the investment portfolio generated 9.1 points of non-GAAP operating ROE for the quarter.

Investments Segment	Quarter ended June 30,		Change		Year-to-Date June 30,		Change
$ in millions, except per share data	2022	2021			2022	2021
Net investment income earned, after-tax	$56.7	67.4	(16)%		$115.2	123.8	(7)%
Net investment income per common share	0.93	1.11	(16)		1.89	2.05	(8)
Effective tax rate	19.3%	19.5	(0.2)	pts	19.4%	19.3	0.1	pts
Average yields:
Portfolio:
Pre-tax	3.7	4.4	(0.7)		3.7	4.0	(0.3)
After-tax	3.0	3.5	(0.5)		3.0	3.2	(0.2)
Fixed income securities:
Pre-tax	3.8%	3.2	0.6	pts	3.5%	3.2	0.3	pts
After-tax	3.1	2.6	0.5		2.8	2.6	0.2
Annualized ROE contribution	9.1	10.3	(1.2)		8.9	9.5	(0.6)

Balance Sheet

$ in millions, except per share data	June 30, 2022		December 31, 2021		Change
Total assets	$10,317.7		10,461.4		(1)%
Total investments	7,585.9		8,027.0		(5)
Long-term debt	505.1		506.1		—
Stockholders’ equity	2,594.1		2,982.9		(13)
Common stockholders' equity	2,394.1		2,782.9		(14)
Invested assets per dollar of common stockholders’ equity	3.17		2.88		10
Net premiums written to policyholders' surplus	1.41	x	1.33	x	0.08	x
Book value per common share	$39.68		46.24		(14)
Adjusted book value per common share¹	44.18		43.23		2
Debt to total capitalization	16.3%		14.5%		1.8	pts

Book value per common share declined 14% during the first half of 2022. The decline was principally driven by (i) a $7.49 change in after-tax net unrealized losses on our fixed income securities portfolio from higher interest rates and wider credit spreads, and (ii) $0.56 of dividends on our common stock paid to shareholders, partially offset by $1.50 of net income per diluted common share. During the first half of 2022, the Company repurchased 86,059 shares for $6.5 million, or an average price of $75.41 per share. Capacity under our existing repurchase authorization was $90.1 million as of June 30, 2022.

Selective's Board of Directors declared:
•A quarterly cash dividend on common stock of $0.28 per common share payable September 1, 2022, to holders of record on August 15, 2022; and
•A cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depository share) payable on September 15, 2022, to holders of record as of August 31, 2022.

Guidance
Our full-year expectations are as follows:
•A GAAP combined ratio, excluding net catastrophe losses, of 90.5% (prior guidance 91.0%). Our combined ratio estimate assumes no additional prior-year casualty reserve development;
•Net catastrophe losses of 4.0 points on the combined ratio;
•After-tax net investment income of $215 million (prior guidance $205 million) that includes after-tax net investment income from our alternative investments of $15 million (prior guidance $15 million);
•An overall effective tax rate of approximately 20.5%, which assumes an effective tax rate of 19.5% for net investment income and 21.0% for all other items; and
•Weighted average shares of 61 million on a fully diluted basis.

The supplemental investor package, including financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 10:00 A.M. ET, on Thursday, August 4, 2022, at www.Selective.com. The webcast will be available for rebroadcast until the close of business on September 3, 2022.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including the Fortune 1000 and being certified as a Great Place to Work® in 2022 for the third consecutive year. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity differ from net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income. Adjusted book value per common share differs from book value per common share by the exclusion of total after-tax unrealized gains and losses on investments included in accumulated other comprehensive (loss) income. They are used as important financial measures by management, analysts, and investors, because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended as a substitute for net income available to common stockholders, net income available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income available to common stockholders, net income available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income, non-GAAP operating income per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income

$ in millions	Quarter ended June 30,		Year-to-Date June 30,
	2022	2021	2022	2021
Net income available to common stockholders	$37.2	119.6	91.3	226.4
Net realized and unrealized investment losses (gains) included in net income, before tax	42.9	(10.1)	83.2	(15.2)
Tax on reconciling items	(9.0)	2.1	(17.5)	3.2
Non-GAAP operating income	$71.1	111.6	157.0	214.4

Reconciliation of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share

	Quarter ended June 30,		Year-to-Date June 30,
	2022	2021	2022	2021
Net income available to common stockholders per diluted common share	$0.61	1.98	1.50	3.74
Net realized and unrealized investment losses (gains) included in net income, before tax	0.70	(0.17)	1.37	(0.25)
Tax on reconciling items	(0.14)	0.04	(0.29)	0.05
Non-GAAP operating income per diluted common share	$1.17	1.85	2.58	3.54

Reconciliation of Return on Equity to Non-GAAP Operating Return on Equity

	Quarter ended June 30,		Year-to-Date June 30,
	2022	2021	2022	2021
Annualized Return on Equity	6.0%	18.3	7.1	17.3
Net realized and unrealized investment losses (gains) included in net income, before tax	6.9	(1.5)	6.4	(1.1)
Tax on reconciling items	(1.5)	0.3	(1.4)	0.2
Annualized Non-GAAP Operating Return on Equity	11.4%	17.1	12.1	16.4

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter ended June 30,		Year-to-Date June 30,
	2022	2021	2022	2021
Book value per common share	$39.68	44.78	39.68	44.78
Total unrealized investment losses (gains) included in accumulated other comprehensive (loss) income, before tax	5.69	(5.34)	5.69	(5.34)
Tax on reconciling items	(1.19)	1.12	(1.19)	1.12
Adjusted book value per common share	44.18	40.56	44.18	40.56

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or industry actual results, activity levels, or performance to materially differ from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions, and we can give no assurance that such expectations will prove correct. We undertake no obligation, other than as federal securities laws may require, to publicly update or revise any forward-looking statements for any reason.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Related to COVID-19:
◦Governmental directives to contain or delay the spread of the COVID-19 pandemic have disrupted ordinary business commerce and impacted financial markets. These governmental actions, the extent, duration, and possible alteration based on future COVID-19-related developments that we cannot predict, could materially and adversely affect our results of operations, net investment income, financial position, and liquidity.
◦The amount of premium we record may be reduced and our underwriting results may be adversely impacted by (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner or other regulatory directives to implement premium-based credit in lines other than commercial and personal automobile, and we may be required to return more premium than warranted by our filed rating plans and actual loss experience, (iii) the effects of our voluntary efforts or the directives from various state insurance regulators to extend individualized payment flexibility and suspend policy cancellations, late payment notices, and late or reinstatement fees, (iv) return premiums that could be significant because our general liability and workers compensation policies provide for premium audit of revenues and payrolls, and (v) collectability of premiums, which may be impacted by policyholder financial distress and insolvency.
◦Our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted if litigation or changes in statutory or common law (i) require payment of COVID-19-related business interruption losses despite contrary terms, conditions, and exclusions in our policies or (ii) presume that COVID-19 is a work-related illness compensable under workers compensation policies for employees who contract the virus, regardless of whether they worked in industries defined as essential in various COVID-19-related governmental directives or interacted with the public as part of their job duties.
◦Our net investment income may be impacted by the significant equity and debt financial market volatility resulting from the COVID-19 pandemic and the related governmental orders because (i) financial market volatility is reflected in our alternative investments’ performance, (ii) increased spreads on fixed income securities may create mark-to-market investment valuation losses that reduce unrealized capital gains and impact GAAP equity, and (iii) net realized losses may increase if we intend to sell more securities, particularly in asset classes that are more significantly impacted by COVID-19-related governmental directives and to which the Federal Reserve Board is providing liquidity and structural support.
◦To varying degrees, the effect, lifting, or lapsing of COVID-19-related governmental directives have disrupted supply chains and caused shortages of products, services, and labor. These shortages may impact our ability to attract and retain labor, including increasing attrition rates, wages, and the cost and difficulty of obtaining third-party non-U.S.-based resources.
•The ongoing Russian war against Ukraine is impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, which influences insurance loss costs, premiums and investment valuation;
•Difficult conditions in global capital markets and the economy, including the risk of prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events such as hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•The geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Uncertainties related to insurance premium rate increases and business retention;

•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable ratings from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors that we cannot predict or assess may emerge.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com